                                                                     Exhibit 4.4
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is dated and executed
                                              ---------
effective as of September 3, 1999, by Netzee, Inc., a Georgia corporation (the "Company"), and the persons named on the signature page hereto (collectively,
 -------
the "Shareholders" and each, a "Shareholder").  The Company and the Shareholders
     ------------               -----------
are hereinafter collectively called the "Parties."
                                         -------

     WHEREAS, the Company, Dyad Corporation, a Georgia corporation, and certain other parties thereto have entered into an Agreement and Plan of Merger, dated as of August __, 1999 (the "Merger Agreement"), pursuant to which, among other
                            ----------------
things, the Company has agreed to issue to the Shareholders shares of the Company's common stock, without par value (the "Common Stock"); and
                                                ------------

     WHEREAS, the Company and the Shareholders desire to provide for the rights of the Shareholders with respect to the registration of the shares of Common Stock to be received by the Shareholders pursuant to the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.  Definitions.  For purposes of this Agreement:
         -----------

         (a)  "1933 Act" means the United States Securities Act of 1933, as
               --------
amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

         (b)  "Commission" means the United States Securities and Exchange
               ----------
Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

         (c)  "Register," "registered" and "registration" refer to a
               --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

         (d)  "Registrable Securities" means shares of Common Stock issued or
               ----------------------
issuable to the Shareholders pursuant to the Merger Agreement and any Common Stock issued as a dividend or other distribution with respect to, or in exchange or replacement of, the foregoing, but shall not include any other shares of Common Stock acquired by Shareholders other than the foregoing;

         (e)  "Holder" means a Shareholder if the Shareholder holds Registrable
               ------
Securities; provided, however, that any person who acquires any of the Registrable Securities from a Shareholder in a distribution or transfer pursuant to a registration statement filed under the 1933 Act or pursuant to a sale under Rule 144, Regulation S or any other exemption from registration under the 1933 Act, shall not be considered a Holder;

Registration Rights Agreement Page 1 of 13

         (f)  "1934 Act" means the United States Securities Exchange Act of
               --------
1934, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time; and

         (g) All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     2.  Piggyback Registration. Subject to the other provisions hereof, if at
         ----------------------
any time after consummation of its initial public offering, the Company proposes to register any of its securities under the 1933 Act, either for its own account or for the account of other holders of Common Stock (other than on a Form S-8, Form S-4 or similar registration statement or registration for foreign issuance or distribution), in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Securities, the Company shall, with respect to any such registration, promptly give each Holder written notice of such proposal. Upon the written request of any Holder given within 15 days after mailing of any such notice by the Company, the Company shall, subject to the terms and limitations contained herein, use all commercially reasonable efforts to cause to be included in such registration under the 1933 Act all the Registrable Securities that each such Holder has requested be registered.

     3.  Obligations of the Company. Whenever required under this Agreement to
         --------------------------
use all commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective with respect to the Registrable Securities until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or
(2) 45 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for each Holder of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such counsel and underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the registration statement under this clause if it removes any incorrect or outdated information from the registration statement before such filing or amendment.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 3(a) and to comply with the

Registration Rights Agreement Page 2 of 13 provisions of the 1933 Act with respect to the disposition of all securities during such period that are covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the 1933 Act.

         (c) Furnish to the selling Holders such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use all commercially reasonable efforts to register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such counties, states or jurisdictions; and provided further that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction, including but not limited to filing fees and expenses of counsel and other advisors and any commissions or discounts related to the registration of Registrable Securities in such other jurisdictions.

         (e) Notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with the assistance of such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

         (g) Enter into such customary agreements (including underwriting agreements in customary form for a secondary offering) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

Registration Rights Agreement Page 3 of 13

         (h) Make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (i) Promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information,
(3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

         (j) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, except with respect to certificates held or to be held by persons who are affiliates of the Company, as that term is defined in Rule 405 promulgated under the 1933 Act, not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

         (k) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

         (l) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings; and (2) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and such Holder.

     4.  Termination of Registration. Notwithstanding any other provision in
         ---------------------------
this Agreement, at any time before or after the filing of a registration statement, and before the effective date of such registration statement, the Company may, in its sole discretion, abandon

Registration Rights Agreement Page 4 of 13 or terminate such registration without the consent of the Holders with no liability to the Holders or any third party arising therefrom.

     5.  Furnish Information.  It shall be a condition precedent to the
         -------------------
obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as the Company shall request and as shall be required or, in the opinion of the Company, necessary, in connection with the action to be taken by the Company.

     6.  Suspension of Disposition of Registrable Securities.  Each selling
         ---------------------------------------------------
Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by
Section 3(e) hereof, or until it is advised in writing (the "Advice") by the
                                                             ------
Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 3(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(e) hereof to and including the date when each selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof or the Advice.

     7.  Expenses of Registration.  All expenses incurred in connection with a
         ------------------------
registration pursuant to this Agreement, including all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. All other expenses (including the underwriting discounts, commissions and costs, costs and expenses described in Section 3(d), and expenses of counsel and other advisors to the selling Holders) shall be borne by the Holders selling Registrable Securities.

     8.  Underwriting Requirements; Priorities.
         -------------------------------------

         (a) The Company shall select the investment banker(s) and manager(s) to administer any offering required hereunder, if any. If the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the securities the Company proposes to sell, (2) second, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock on the basis of the number of shares of Common Stock owned by each selling shareholder and (3) third, all other securities requested to be included in such registration.

Registration Rights Agreement Page 5 of 13

         (b) No person may participate in any underwritten registration hereunder unless such person (1) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the Company and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.  Termination of the Company's Obligations.
         ----------------------------------------

         (a) The Company shall not be obligated to register or include in any registration Registrable Securities that any Holder has requested to be registered if all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the 1933 Act pursuant to Rule 144, Regulation S or other exemption from registration promulgated by the Commission under the 1933 Act (whether or not subject to applicable volume limitations thereunder).

         (b) The Company shall not be obligated to register the Registrable Securities of any Holder if, within the six months prior to the time of a proposed registration, the Company has offered such Holder the opportunity to register Registrable Securities under the terms hereof and either (1) the Holder declined such offer or (2) Registrable Securities of such Holder were registered by the Company.

         (c) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

              (i) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such registration requirements; and

              (ii) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements the 1934 Act (at any time for which it remains subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

     10. Lockup Agreement.  As a condition to the exercise of any registration
         ----------------
rights hereunder, each Holder hereby agrees in connection with any registration of its Registrable Securities not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of or reduce his or her risk of ownership with respect to, any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or the underwriters, as the case may be, during the seven days prior to and the 180-day period beginning on the effective date of the offering. Each holder agrees to execute and deliver a lock-up letter (setting forth the above restrictions in greater detail) if requested by the underwriters or the Company in connection with any offering of Registrable Securities.

Registration Rights Agreement Page 6 of 13

     11.  Indemnification. In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

          (a) To the full extent permitted by law, the Company hereby agrees to indemnify and hold harmless each Holder requesting or joining in a registration and each person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such person for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder or controlling person or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any offeree after the Company has furnished such Holder with a sufficient number of copies of the same.

          (b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement hereby agrees to indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter for the Company (within the meaning of the 1933 Act), each other selling Holder and each person, if any, who controls such other selling Holder within the meaning of Section 15 of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person or underwriter may become subject, under the 1933 Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or

Registration Rights Agreement Page 7 of 13 alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) In no event shall the liability of any selling Holder of Registrable Securities or the Company hereunder be greater than the dollar amount of the proceeds received by such Holder or, in the case of the Company, the proceeds received by all Holders, upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 11.

     12.  Remedies. In addition to being entitled to exercise all rights
          --------
provided in this Agreement and the Merger Agreement as well as all rights granted by law, including recovery of damages, the Company and each Holder of Registrable Securities will be entitled to specific performance of its rights under this Agreement.

     13.  Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or supplement is approved in writing by the Company and the Holders of at least a majority of the outstanding Registrable Securities, voting together as a single class.

     14.  Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by personal delivery, by internationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation) as follows:

          (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 14, which

Registration Rights Agreement Page 8 of 13 address initially is, with respect to the Shareholders, the address set forth in the Merger Agreement, with a copy (which shall not constitute notice) to the Shareholders' respective counsel as identified therein; and

          (b) if to the Company, initially at its address set forth in the Merger Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 14, with a copy (which shall not constitute notice) to the Company's counsel as identified in the Merger Agreement.

          (c) All such notices and communications shall be deemed to have been duly given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, in each case addressed to the respective parties as set forth above.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     16.  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     17.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

     The Company and the Shareholders irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States Federal District Court of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     18.  Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     19.  Entire Agreement.  This Agreement (together with the Merger Agreement
          ----------------
and such other agreements as specifically referred to in the Merger Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Common Stock held by the Holders. This Agreement supersedes

Registration Rights Agreement Page 9 of 13 all prior agreements and understandings between the parties with respect to such subject matter.

     20.  No Assignment; Parties Benefited. No Party may assign its rights,
          --------------------------------
duties or obligations under this Agreement without the express written consent of the other Parties. Any attempted assignment without such written consent shall be null and void. Nothing in this Agreement, express or implied, is
         -------------
intended to confer upon any third party any rights, remedies, obligations or liabilities.

Registration Rights Agreement Page 10 of 13

     The Parties have executed this Registration Rights Agreement as of the date first above written.


                                          NETZEE, INC.

                                          By: /s/ C. Michael Bowers
                                             ----------------------------------
                                             C. Michael Bowers
                                             President



                                          SHAREHOLDERS

                                          /s/ Gary T. Anderson
                                          ----------------------------------
                                          Gary T. Anderson

                                          /s/ William R. Asbell, Jr.
                                          ----------------------------------
                                          William R. Asbell, Jr.

                                          /s/ C. Michael Bowers
                                          ----------------------------------
                                          C. Michael Bowers

                                          /s/ William J. Ching
                                          ----------------------------------
                                          William J. Ching

                                          /s/ Jonathan R. Coe
                                          ----------------------------------
                                          Jonathan R. Coe

                                          /s/ John W. Collins
                                          ----------------------------------
                                          John W. Collins


                                          FDS, LLC

                                          /s/ John W. Collins
                                          ----------------------------------
                                          Name: John W. Collins
                                               -----------------------------

                                          Title: ---------------------------

                                          /s/ Jim Graves
                                          ----------------------------------
                                          Jim Graves

                                          /s/ Neil E. Grayson
                                          ----------------------------------

Registration Rights Agreement Page 11 of 13

                                          Neil E. Grayson

                                          /s/ William D. Hasewinkle
                                          ----------------------------------
                                          William D. Hasewinkle

                                          /s/ Andrew L. Howell
                                          ----------------------------------
                                          Andrew L. Howell


                                          InterCept Holding Company, Inc.

                                          /s/ Donny R. Jackson
                                          ----------------------------------
                                          Name:  Donny R. Jackson
                                               -----------------------------
                                          Title: President
                                                ----------------------------

                                          /s/ Donny R. Jackson
                                          ----------------------------------
                                          Donny R. Jackson


                                          JCB Venture Partnership III

                                          /s/ Robert S. Doolittle
                                          ----------------------------------
                                          Name:  Robert S. Doolittle
                                               -----------------------------
                                          Title: Partner
                                                ----------------------------

                                          /s/ Jonathan H. Klapper
                                          ----------------------------------
                                          Jonathan H. Klapper


                                          /s/ Michael C. Nunan
                                          ----------------------------------
                                          Michael C. Nunan


                                          /s/ Robert D. Pannell
                                          ----------------------------------
                                          Robert D. Pannell

Registration Rights Agreement Page 12 of 13

                                          /s/ David L. Patten
                                          ----------------------------------
                                          David L. Patten


                                          Phoenix International Ltd., Inc.

                                          /s/ Bahram Yusefzadeh
                                          ----------------------------------
                                          Name:  Bahram Yusefzadeh
                                               -----------------------------
                                          Title: Chm & CEO
                                                ----------------------------

                                          Pickering Investments

                                          /s/ C. Russell Pickering
                                          ----------------------------------
                                          Name:  C. Russell Pickering
                                               -----------------------------
                                          Title: Partner
                                                ----------------------------

                                          /s/ Susan L. Spencer and John W.
                                          ----------------------------------
                                              Spencer, II
                                          ----------------------------------
                                          Susan L. Spencer and John W. Spencer,
                                           II


                                          /s/ Glenn W. Sturm
                                          ----------------------------------
                                          Glenn W. Sturm

                                          /s/ Mike Sulpy
                                          ----------------------------------
                                          Mike Sulpy

                                          TAF, L.P.

                                          /s/ [Illegible]
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          /s/ Charles D. Vaughn
                                          ----------------------------------
                                          Charles D. Vaughn


                                          /s/ James Walker, IV
                                          ----------------------------------
                                          James Walker, IV

Registration Rights Agreement Page 13 of 13